Exhibit 10.1

LETTER AMENDMENT

            November 22, 2004

To the Lenders parties to the

Credit	Agreement referred to below

Gentlemen:

We refer to the Credit Agreement dated as of December 16, 2002, as amended by Amendment No. 1 dated as of March 3, 2003, Amendment No. 2 dated as of December 15, 2003 and Amendment No. 3 dated as of March 10, 2004 (the “Credit Agreement”) among the undersigned, you and Wells Fargo Bank, National Association, as your Agent. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

It is hereby agreed by you and us that the Termination Date of the Credit Agreement should be amended to extend the term of the Credit Agreement to March 14, 2005.

You have indicated your willingness to so agree. Accordingly, it is hereby agreed by you and us that the Credit Agreement is, effective as of the date first above written, hereby amended by amending the definition of “Termination Date” by substituting for the date “December 13, 2004”, the date of “March 14, 2005”.

On and after the effective date of this letter amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment. The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this letter amendment to Shearman & Sterling LLP, 525 Market Street, San Francisco, CA 94105, Attention of Eldyne Perrou; Telephone: (415) 616 1125; Facsimile: (415) 616 1325. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by us and all of the Lenders. This letter amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

Very truly yours,

GREATER BAY BANCORP

By	/s/ James Westfall
Title: Executive Vice President and Chief Financial Officer

By	/s/ Kamran Husain
Title: Senior Vice President

Agreed as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By	/s/ Robert McFadden
Title: Senior Relationship Manager

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By	/s/ Jon Beggs
Title:

HARRIS TRUST AND SAVINGS BANK,
as Lender

By	/s/ T. E. Broccolo
Title: Managing Director

BANK OF AMERICA, N.A.,
as Lender

By	/s/ Mary Riggins
Title: Senior Vice President

M&I MARSHALL & ILSLEY BANK,
as Lender

By	/s/ Kurts Strelnieks
Title: